Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of my knowledge, hereby certifies that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-KSB for the period ended December 31, 2005: (1) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of Newnan Coweta Bancshares, Inc.

Date: March 29, 2006

/s/ James B. Kimsey
James B. Kimsey, President and Chief Executive Officer